Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), made as of February 5, 2014, between PERNIX THERAPEUTICS HOLDINGS, INC., a Maryland corporation (the “Company”) and Douglas Drysdale, presently residing at 46 W 14th St, New York, NY 10011 (“Executive”).

WITNESSETH:

WHEREAS, the Company desires the Executive to be employed as Chief Executive Officer of the Company under the terms and conditions hereof and the Executive desires to be so employed by the Company;

NOW, THEREFORE, intending to be legally bound hereby, the Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, upon the following terms and conditions:

1. Title, Duties and Responsibilities.

(a) Upon the terms and subject to the conditions herein contained, the Company hereby employs Executive as Chief Executive Officer of the Company and Executive hereby accepts such employment.  Executive shall be appointed as a Director and Chairman of the Board of Directors of the Company (the “Board”).

(b)   Executive shall render such services and perform such duties commensurate with his position as may be reasonably assigned to him or her from time to time by Board.  Excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote substantially Executive’s full business time and best efforts to the performance of Executive’s duties hereunder and to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities.

2. Compensation and Benefits.

(a) Executive’s base salary shall be $575,000.00 per year (“Base Salary”).  The Base Salary shall be payable in accordance with the Company's then normal payroll practices.  Executive’s base salary may be increased annually by the Board or the Compensation Committee in their sole discretion.

(b) Executive shall be eligible to receive an annual cash bonus (the “Cash Bonus”) in an amount equal to 50% of his Base Salary, which shall be payable  based on the extent to which, in the discretion of the Board or the Compensation Committee in consultation with the Executive, the Executive achieves specific and measurable individual and Company performance objectives established by the Board or the Compensation Committee in consultation with the Executive and communicated to the Executive in advance. The exact amount of the bonus for any year during the Term shall be determined by the Board or the Compensation Committee in its sole discretion and may be less than the target bonus if the Executive does not achieve all of his personal and Company performance objectives.  The Cash Bonus shall be payable as soon as practicable after the end of each calendar year but not later than January 31 of each year.

(c) The Company shall issue to Executive options (the “Options”) to purchase 1,500,000 shares of common stock of the Company (“Common Stock”) at an exercise price equal to the closing price of the Common Stock on the trading day immediately preceding the date hereof ($2.09).  The Options shall have a 10 year exercise period and shall vest over a four year period in equal monthly amounts, with the first six months accruing but not vesting until the six month anniversary (e.g. 31,250 shares accrue per month for the first six months, at which time the first 187,500 shares vest, then 31,250 shares vest per month thereafter for the remaining 42 months). The Options shall provide for a cashless exercise.

(d) Executive shall be eligible to receive an annual grant by the Company of shares of restricted Common Stock at the discretion of the Company and subject to approval by the Board or the Compensation Committee.

(e) All vesting on Options will accelerate and restrictions on restricted stock will lapse upon a Change of Control.  “Change of Control” shall mean the occurrence of any of the following (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), in each case other than as a result of a financing transaction that is for the primary purpose of raising capital, (ii) individuals who constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board as a result of or in connection with any individual, entity or group becoming the beneficial owner of 50% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities or an actual or proposed Business Combination (as defined below), (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least 51% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(f) The Company shall pay to Executive a car allowance of $1,500 per month.  Executive and his dependents shall be covered, at the Company’s expense, under the Company’s health, dental, and vision insurance programs.  The Executive shall be entitled to participate in any life and accidental death and dismemberment insurance policies offered to other senior executives of the Company.  Executive shall be entitled to 5 weeks of paid vacation, subject to reasonable business expectations.

(g) In addition, Executive shall be entitled to participate in all other welfare, savings and retirement and other employee benefit plans, practices, policies, and programs applicable generally to other senior executives of the Company. The Company shall reimburse Executive for all reasonable expenses properly incurred by Executive in the discharge of his duties hereunder upon production of evidence therefor in accordance with the Company’s then current policy.

3. Term; Termination of Employment.

(a) Subject to the terms and provisions of this Agreement, Executive’s employment hereunder shall commence as of the date hereof and shall continue until February 1, 2017 (the “Term”); provided, however, this Agreement shall automatically renew for additional one (1) year terms unless the Company or Executive gives written notice to the other party of its intention not to renew this Agreement not less than three (3) months prior to expiration of term.

(b) The employment of Executive hereunder may be terminated by the Company with or without Cause (as defined below) or by Executive with or without Good Reason (as defined below).  The Company’s decision not to renew this Agreement shall be deemed to be a termination of this Agreement without Cause.  Executive’s employment shall terminate automatically if Executive dies.  If the Company determines in good faith that the Disability (as defined below) of Executive has occurred, it may give to Executive written notice of termination Executive’s employment as a result of such Disability.  In such event, Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive, provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties.

(c) “Cause” shall mean (i) Executive’s willful failure to perform his duties to the Company; (ii) Executive’s commission of any act of fraud, material misappropriation, embezzlement, willful  material misrepresentation or willful material dishonesty with respect to the Company or any affiliate, customer or supplier thereof; (iii) Executive’s commission of a felony, including without limitation the illegal use of drugs; (iv) any other willful engagement by Executive in illegal conduct in the performance of his employment that he knows violates applicable law or that causes the Company or any subsidiary thereof to violate applicable law and that, in either case, as reasonably determined, causes material harm to the reputation, goodwill or business operations of the Company and (v) a willful material breach by Executive of this Agreement.  For purposes of the definition of Cause, no act or failure to act on the part of Executive shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Company.  Termination of Executive’s employment shall not be deemed to be for Cause unless and until the Company delivers to Executive a written notice detailing the specific acts that serve as the basis for the termination for Cause, within thirty (30) days of the Company becoming aware of such acts, and, as to clause (i) in the definition of Cause, Executive fails to cure such acts within a period of fifteen (15) days of receipt of notice of termination.  "Good Reason" shall mean (i) any substantial adverse change in the nature or scope of Executive’s responsibilities, powers, functions or duties (e.g. constructive discharge), (ii) any involuntary reduction in Executive’s Base Salary, targeted incentive compensation or benefits, (iii) any relocation of Executive without his consent to offices of the Company outside of New York City, (iv) a Change of Control of the Company or (v) any other material breach of Executive’s employment agreement by the Company. “Disability” means a person is “Disabled” within the meaning of section 409A(a)(2)(C) of the Internal Revenue Code of 1986 (the “Code”), or successor provision.

4. Compensation Upon Termination of Employment.

(a) Termination by the Company for Cause or Resignation by Executive Without Good Reason.  If Executive’s employment is terminated by the Company for Cause or by Executive without Good Reason, the Company shall provide the following (referred to in this Agreement as the “Accrued Obligations”) to the Executive (i) Executive’s Base Salary, vacation and other cash entitlements accrued through the date of termination shall be paid to Executive in a lump sum of cash on the first regularly scheduled payroll date that is at least ten (10) days from the date of termination to the extent theretofore unpaid, (ii) the amount of any compensation previously deferred by Executive shall be paid to Executive in accordance with the terms of the applicable deferred compensation plan to the extent theretofore unpaid and (iii) amounts that are vested benefits or that Executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company at or subsequent to the date of termination, payable in accordance with such plan, policy, practice or program or contract or agreement, and the Company shall have no other severance obligations with respect to Executive under this Agreement.

(b) Termination by the Company Without Cause or Resignation by Executive With Good Reason.  If Executive’s employment is terminated by the Company without Cause (other than as a result of Executive’s death, which shall be covered by Section 4(c) below) or if Executive resigns with Good Reason (and, in the case of a termination under clause (iv) of the definition of Good Reason, such termination occurs within six months of a Change of Control), the Company shall provide the following to Executive (i) the Accrued Obligations, payable as provided in Section 4(a) hereof and (ii)(A) a period of twelve (12) months (“Severance Period”) Base Salary based upon the Base Salary Executive earned at the time of his termination, and (B) the Cash Bonus paid or payable in the immediately preceding year, all of which is payable in a lump sum on the date which is the first day following the two week anniversary of the date of termination.  Any of Executive’s applicable health and welfare benefits, including health and dental and life insurance benefits (but not including additional stock or option grants) that Executive was receiving prior to termination shall be continued and maintained by the Company at the Company’s expense on a monthly basis for a period equal to the Severance Period or until such time as Executive is employed by another employer and is provided health and welfare benefits at least equal in the aggregate to the health and welfare benefits provided at the time of termination by the Company; provided, however, to the extent any such benefits cannot be provided to the Executive on a non-taxable basis and the provision thereof would cause any part of the benefits to be subject to additional taxes and interest under Section 409A of the Code, then the Company’s provision of such benefits shall be deferred to the earliest date upon which such benefits can be provided without being subject to such additional taxes and interest.  In addition, the Company shall reimburse Executive for all reasonable fees of all outplacement services engaged by Executive to enable Executive to find a new position. For the avoidance of doubt, the amounts paid under this Section 4(b) are in lieu of payment to Executive under any other severance agreement, plan, policy, practice or program of the Company.

(c) Death.  If Executive’s employment is terminated by reason of Executive’s death, the Company shall provide the Accrued Obligations to his estate or beneficiaries.

5. Limit on Payments by the Company.

(a) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change of Control (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change of Control or any Person affiliated with the Company or such Person such as to require attribution of stock ownership between the parties under Section 318(a) of the Code) (all such payments and benefits, including the payments described in Section 4(b) (the “Severance Payments”), being hereinafter called “Total Payments”) would be subject (in whole or part), to any excise tax imposed under Section 4999 of the Code, then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the Executive may elect, to the extent consistent with Section 409A, to forego receipt of nontaxable and/or non-deferred amounts or benefits, following which the cash Severance Payments shall then be reduced, and the noncash Severance Payments shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments).  If the immediately preceding sentence requires the reduction of the noncash Severance Payments not otherwise foregone, the order in which they shall be reduced is the following:  (i) a reduction in the twelve (12) months of life insurance benefits being provided and then (ii) a reduction in the twelve (12) months of medical and dental insurance benefits being provided.

(b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel (“Tax Counsel”) are reasonably acceptable to the Executive and selected by the accounting firm (the “Auditor”) which was, immediately prior to the Change of Control, the Company’s registered public accounting firm, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the base amount (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(c) At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

6. Confidential Information.

Executive recognizes and acknowledges that: (i) in the course of Executive’s employment by the Company it will be necessary for Executive to acquire information which could include, in whole or in part, information concerning the Company’s sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customers’ purchases from the Company, the Company’s sources of supply, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company’s affairs (collectively referred to herein as the “Confidential Information”); (ii) the Confidential Information is the property of the Company; (iii) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (iv) it is essential to the protection of the Company’s good will and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and that Executive not disclose the Confidential Information to others or use the Confidential Information to Executive’s own advantage or the advantage of others.

7. Confidentiality, Non-Solicit and Related Covenants.

(a) Executive agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he or she shall not, without the prior written consent of the Company, disclose or make available to anyone for use outside the Company at any time, either during his or her employment by the Company or subsequent to the termination of his employment by the Company for any reason, including without limitation termination by the Company in a termination for Cause or otherwise, any of the Confidential Information, whether or not developed by Executive, except as required in the performance of Executive’s duties to the Company.

(b) Upon the termination of Executive’s employment by the Company or by Executive for any reason, including without limitation termination by the Company in a termination for Cause or otherwise, Executive shall promptly deliver to the Company all originals and copies of correspondence, drawings, blueprints, financial and business records, marketing and publicity materials, manuals, letters, notes, notebooks, laptops, reports, flow-charts, programs, proposals and any documents concerning the Company’s customers or concerning products or processes used by the Company and, without limiting the foregoing, shall promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

(c) Upon termination of Executive’s employment by the Company or by Executive for any reason, including without limitation termination by the Company in a termination for Cause or otherwise, Executive further agrees that for a period of one year after such termination of employment hereunder, and for any additional period thereafter that the Executive is receiving Severance Payments hereunder, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever.

8. Injunctive and other relief.

(a) In the event of a breach by Executive of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Executive and to enjoin Executive from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law.  Executive acknowledges, however, that the remedies at law for any breach by him or her of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him or her in the event of any breach whether or not the Company may also be entitled to recover damages hereunder.

(b) It is the intention of the parties that the provisions of paragraphs 6 and 7 hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof.  If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

9. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

10. Amendments, waivers, etc.

No amendment of any provision of this Agreement, and no postponement or waiver of any such provision or of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement or waiver is in writing and signed by or on behalf of the Company and Executive.  No such amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject matter of such amendment, postponement or waiver.  No failure or delay on the part of the Company or Executive in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11. Assignment.

The rights and duties of the Company under this Agreement may be transferred to, and shall be binding upon, any person or company which acquires or is a successor to the Company, its business or a significant portion of the assets of the Company by merger, purchase or otherwise, and the Company shall require any such acquirer or successor by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company, as the case may be, would be required to perform if no such acquisition or succession had taken place.  Regardless of whether such agreement is executed, this Agreement shall be binding upon any acquirer or successor in accordance with the operation of law and such acquirer or successor shall be deemed the “Company”, as the case may be, for purposes of this Agreement.  Except as otherwise provided in this Article 11, neither the Company nor Executive may transfer any of their respective rights and duties hereunder except with the written consent of the other party hereto.

12. Interpretation, etc.

The Company and Executive have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Company and Executive and no presumption or burden of proof shall arise favoring or disfavoring the Company or Executive because of the authorship of any of the provisions of this Agreement.  The word “including” shall mean including without limitation.  The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which either party would otherwise have.  The Article headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement.  For purposes of this Agreement, the term “termination” when used in the context of a condition to, or timing of, payment hereunder shall be interpreted to mean a “separation from service” as that term is used in Section 409A of the Code.

13. Integration; counterparts.

This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate to the subject matter hereof.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

14. Litigation Costs.

In the event that it shall be necessary or desirable for Executive to retain legal counsel in connection with any litigation or negotiation related to this Agreement, the Company shall pay (or Executive shall be entitled to recover from the Company, as the case may be) Executive’s reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation.  Such legal fees shall be reimbursed or paid on a monthly basis, payable on the first of each month, for such legal fees and expenses billed to the Executive for services actually rendered in the prior month and submitted for reimbursement by the end of such month; provided, however, that (i) all reimbursement payments with respect to expenses incurred within a particular year shall be made no later than the end of the Executive’s taxable year following the taxable year in which the expense was incurred, (ii) the amount of reimbursable expenses incurred in one taxable year of the  Executive shall not affect the amount of reimbursable expenses in a different taxable year and (iii) such reimbursement shall not be subject to liquidation or exchange for another benefit.  Notwithstanding the foregoing, in the event of any litigation between the parties which is initiated by the Executive relating to this Agreement and their rights hereunder, if there is a determination by a court of competent jurisdiction or arbitrators that (x) Executive’s positions in such litigation were taken in bad faith, (y) the employment of Executive was terminated by the Company for Cause or by the Executive without Good Reason or (z) Executive materially breached his obligations hereunder, Executive shall pay the Company’s legal fees, costs and expenses related to such litigation, including, without limitation, all amounts paid or reimbursed by the Company pursuant to this Section 14.

15. Indemnification and Insurance.

The Company shall defend and hold Executive harmless to the fullest extent permitted by applicable law in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by Executive of services for, or action of Executive as a director, officer or employee of the Company, or of any other person or enterprise at the request of the Company.  Expenses incurred by Executive in defending a claim, action, suit or investigation or criminal proceeding shall be paid by the Company in advance of the final disposition thereof upon the receipt by the Company of an undertaking by or on behalf of the Executive to repay said amount unless it shall ultimately be determined that Executive is entitled to be indemnified hereunder.  The foregoing shall be in addition to any indemnification rights Executive may have by law, contract, charter, by-law or otherwise.  Executive shall be covered under any director and officer liability insurance purchased or maintained by the Company on a basis no less favorable than the Company makes available to peer executives.  After the occurrence of a Change of Control, the Company shall maintain in effect and shall provide to Executive director and officer liability insurance coverage that is no less favorable to Executive than that coverage in effect immediately prior to such Change of Control.  This section is intended to provide for the indemnification of, and/or purchase of insurance policies providing for payments of, expenses and damages incurred with respect to bona fide claims against the Executive, as a service provider, or the Company, as the service recipient, in accordance with Treas. Reg. Section 1.409A-1(b)(10), pursuant to which this section shall not provide for the deferral of compensation.  This section shall be construed consistently, and limited in accordance with, the provisions of such regulation.

16. Section 409A.

(a) The payments and benefits under this Agreement are intended to comply with or be exempt from Section 409A of the Code, and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and this Agreement shall be interpreted and construed in a manner intended to comply therewith.  For purposes of this Agreement, Executive will be considered to have experienced a termination of employment only if Executive has a “separation from service”  with the Company and all of its controlled group members within the meaning of Section 409A.  Whether Executive has a separation from service will be determined based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A.

(b) Each payment under this Agreement, including each installment payment, shall be considered a separate and distinct payment.  For purposes of this Agreement, each payment is intended to be excepted from Section 409A to the maximum extent provided as follows:  (i) each payment made within the applicable 2½ month period specified in Treas. Reg. § 1.409A-1(b)(4) is intended to be excepted under the short-term deferral exception; and (ii) post-termination medical benefits are intended to be excepted under the medical benefits exception as specified in Treas. Reg. §1.409A-1(b)(9)(v)(B); and (iii) to the extent payments are made as a result of an involuntary separation, each payment that is not otherwise excepted under the short-term deferral exception or medical benefits exception is intended to be excepted under the involuntary pay exception as specified in Treas. Reg. § 1.409A-1(b)(9)(iii).  With respect to payments subject to Section 409A (and not excepted therefrom), if any, it is intended that each payment is paid on a permissible distribution event and at a specified time consistent with Section 409A.  Neither the Company nor Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A. Executive shall have no right to designate the date or any payment under this Agreement.

(c) If Executive is a “specified employee” (as that term is used in Section 409A and regulations and other guidance issued thereunder) on the date of Executive’s separation from service, any benefits payable under this Agreement that constitute non-qualified deferred compensation subject to Section 409A shall be delayed until the earlier of (i) the first business day following the six-month anniversary of the date of Executive’s separation from service, or (ii) the date of Executive’s death, but only to the extent necessary to avoid the adverse tax consequences and penalties under Section 409A.  On the earlier of (i the first business day following the six-month anniversary of the date of the Executive’s separation from service, or (ii) Executive’s death, the Company shall pay Executive (or the Executive’s estate or beneficiaries) a lump-sum payment equal to all payments deferred pursuant to the preceding sentence.

(d) If any of the reimbursements or in-kind benefits provided for under this Agreement are subject to Section 409A, the following rules shall apply: (i) in no event shall any such reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred; (ii) the amount of such reimbursable expenses incurred, or the provision of in-kind benefits, in one tax year shall not affect the expenses eligible for reimbursement or the provision of in-kind benefits in any other tax year; and (iii) the right to such reimbursement for expenses or provision of in-kind benefits is not subject to liquidation or exchange for any other benefit.

WITNESS the due execution hereof as of the date first above written.

Attest:		PERNIX THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Tracy S. Clifford
Tracy S. Clifford
Witness:		Principal Financial Officer

/s/ Douglas Drysdale
Douglas Drysdale